Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

EARGO, INC.

Eargo, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), certifies that:

1.    The name of the Corporation is Eargo, Inc. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on November 12, 2010 under the name “Aria Innovations, Inc.”

2.    This Amended and Restated Certificate of Incorporation was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware, and has been duly approved by the written consent of the stockholders of the Corporation in accordance with Section 228 of the General Corporation Law of the State of Delaware.

3.    The text of the Certificate of Incorporation is amended and restated to read as set forth in EXHIBIT A attached hereto.

IN WITNESS WHEREOF, Eargo, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by Christian Gormsen, a duly authorized officer of the Corporation, October 8, 2020.

/s/ Christian Gormsen
Christian Gormsen, Chief Executive Officer

EXHIBIT A

ARTICLE I

The name of the Corporation is Eargo, Inc.

ARTICLE II

The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE III

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange St., City of Wilmington, County of New Castle, DE 19801. The name of the registered agent at such address is The Corporation Trust Company.

ARTICLE IV

1.    Effective upon the filing of this Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Time”), each three shares of Common Stock (as defined below) issued and outstanding immediately prior to the Effective Time, shall, automatically and without any further action on the part of any stockholders of the Corporation, be reclassified as one share of Common Stock and each three shares of Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock and Series E Preferred Stock (each, as defined below) issued and outstanding immediately prior to the Effective Time shall, automatically and without any further action on the part of any stockholders of the Corporation, be reclassified as one share of Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, respectively (the “Reverse Stock Split”).

2.    Each stock certificate representing shares of any class or series of Common Stock or Preferred Stock (as defined below) immediately prior to the Effective Time shall, from and after the Effective Time, represent that number of shares of the class or series of Common Stock or Preferred Stock into which such shares shall have been reclassified pursuant to the Reverse Stock Split; provided, however, that each holder of any stock certificate(s) that represented shares of Common Stock or Preferred Stock immediately prior to the Effective Time shall be entitled to receive, upon surrender of such certificate(s), one or more certificates (or book entry shares) evidencing and representing the number of shares of Common Stock or Preferred Stock into which the shares represented by such certificate(s) shall have been reclassified pursuant to the Reverse Stock Split.

3.    No fractional shares shall be issued for shares of Preferred Stock or Common Stock pursuant to the Reverse Stock Split. If the Reverse Stock Split would result in the issuance of any fractional share of any class or series of Common Stock or Preferred Stock, the Corporation shall, in lieu of issuing any such fractional share, pay cash in an amount equal to the fair value of such fractional share (as determined in good faith by the Corporation’s Board of Directors (the “Board of Directors”)). All share, per share and dollar references in this Certificate of Incorporation shall be adjusted for the Reverse Stock Split only as explicitly provided herein.

ARTICLE V

The total number of shares of stock that the corporation shall have authority to issue is 183,108,323, consisting of 110,000,000 shares of Common Stock, $0.0001 par value per share, and 73,108,323 shares of Preferred Stock, $0.0001 par value per share. The first Series of Preferred Stock shall be designated “Series A Preferred Stock” and shall consist of 1,282,894 shares. The second Series of Preferred Stock shall be designated “Series B Preferred Stock” and shall consist of 82,972 shares. The third Series of Preferred Stock shall be designated “Series B-1 Preferred Stock” and shall consist of 2,539,761 shares. The fourth Series of Preferred Stock shall be designated “Series C Preferred Stock” and shall consist of 11,311,611 shares. The fifth Series of Preferred Stock shall be designated “Series C-1 Preferred Stock” and shall consist of 8,740,486 shares. The sixth Series of Preferred Stock shall be designated “Series D Preferred Stock” and shall consist of 11,690,151 shares. The seventh Series of Preferred Stock shall be designated “Series E Preferred Stock” and shall consist of 37,460,448 shares.

ARTICLE VI

The terms and provisions of the Common Stock and Preferred Stock are as follows:

1.    Definitions. For purposes of this ARTICLE V, the following definitions shall apply:

(a)     “Conversion Price” shall mean $19.599 per share for the Series A Preferred Stock, $39.6303 per share for the Series B Preferred Stock, $8.0625 per share for the Series B-1 Preferred Stock, $8.0625 per share for the Series C Preferred Stock, $6.9585 per share for the Series C-1 Preferred Stock, $10.7271 per share for the Series D Preferred Stock and $6.7836 per share for the Series E Preferred Stock (in each case, subject to adjustment from time to time for Recapitalizations occurring after the Effective Time as otherwise set forth elsewhere herein).

(b)    “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities convertible into or exchangeable for Common Stock.

(c)    “Corporation” shall mean Eargo, Inc.

(d)    “Distribution” shall mean the transfer of cash or other property without consideration whether by way of dividend or otherwise, other than dividends on Common Stock payable in Common Stock,

or the purchase or redemption of shares of the Corporation by the Corporation for cash or property other than: (i) repurchases of Common Stock issued to or held by employees, officers, directors or consultants of the Corporation upon termination of their employment or services pursuant to agreements providing for the right of said repurchase at a price no greater than the original cost, (ii) repurchases of Common Stock issued to or held by employees, officers, directors or consultants of the Corporation or its subsidiaries pursuant to rights of first refusal contained in agreements providing for such right at the lower of fair market value or cost (unless otherwise approved by the Board of Directors, including a majority of the Preferred Directors (as defined below)), (iii) repurchase of capital stock of the Corporation in connection with the settlement of disputes with any stockholder, provided, that such repurchase is approved by the Board of Directors, including the approval of a majority of the Preferred Directors, and (iv) any other repurchase or redemption of capital stock of the Corporation approved by the Requisite Preferred Holders.

(e)     “Dividend Rate” shall mean an annual rate of $3.072 per share for the Series A Preferred Stock, $7.152 per share for the Series B Preferred Stock, $2.1945 per share for the Series B-1 Preferred Stock, $0.7215 per share for the Series C Preferred Stock, $0.5772 per share for the Series C-1 Preferred Stock, $1.0698 per share for the Series D Preferred Stock and $0.5427 per share for the Series E Preferred Stock (in each case, subject to adjustment from time to time for Recapitalizations occurring after the Effective Time as set forth elsewhere herein).

(f)    “Options” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(g)    “Original Issue Price” shall mean $38.40 per share for the Series A Preferred Stock, $89.40 per share for the Series B Preferred Stock, $27.42 per share for the Series B-1 Preferred Stock, $9.0201 per share for the Series C Preferred Stock, $7.2162 per share for the Series C-1 Preferred Stock, $13.374 per share for the Series D Preferred Stock and $6.7836 per share for the Series E Preferred Stock (in each case, subject to adjustment from time to time for Recapitalizations occurring after the Effective Time as otherwise set forth elsewhere herein).

(h)    “Preferred Stock” shall mean the Series A Preferred Stock, the Series B Preferred Stock, Series B-1 Preferred Stock, the Series C Preferred Stock, the Series C-1 Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock.

(i)    “Purchase Agreement” shall mean that certain Series E Preferred Stock Purchase Agreement, dated as of July 13, 2020, by and among the Company and the purchasers of Series E Preferred Stock named therein, as amended by Amendment No. 1 thereto, dated as of August 17, 2020, as such agreement may be further amended and/or restated from time to time.

(j)    “Recapitalization” shall mean any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event.

(k)    “Requisite Preferred Holders” shall mean the holders of at least 60% of the Preferred Stock then outstanding (voting as a single class and on an as-converted basis).

2.    Dividends.

(a)    Preferred Stock.

(i)    In any calendar year, the holders of outstanding shares of Series E Preferred Stock shall be entitled to receive dividends, when, as and if declared by the Board of Directors, out of any assets at the time legally available therefor, at the Dividend Rate specified for the Series E Preferred Stock payable in preference and priority to any declaration or payment of any Distribution on any other series of Preferred Stock or Common Stock of the Corporation in such calendar year. No Distributions shall be made with respect to any other series of Preferred Stock or the Common Stock unless dividends on the Series E Preferred Stock have been declared in accordance with the preferences stated herein and all declared dividends on the Series E Preferred Stock have been paid or set aside for payment to the Series E Preferred Stock holders. The right to receive dividends on shares of Series E Preferred Stock shall not be cumulative, and no right to dividends shall accrue to holders of Series E Preferred Stock by reason of the fact that dividends on said shares are not declared or paid.

(ii)    In any calendar year, and after payment of the preferential dividend amounts due to the holders of the Series E Preferred Stock pursuant to Section 2(a)(i) above, the holders of outstanding shares of Preferred Stock (other than Series E Preferred Stock) shall be entitled to receive dividends, when, as and if declared by the Board of Directors, out of any assets at the time legally available therefor, at the Dividend Rate specified for such shares of Preferred Stock payable in preference and priority to any declaration or payment of any Distribution on Common Stock of the Corporation in such calendar year. No Distributions shall be made with respect to the Common Stock unless dividends on such series of Preferred Stock have been declared in accordance with the preferences stated herein and all declared dividends on such series of the Preferred Stock have been paid or set aside for payment to such Preferred Stock holders. The right to receive dividends on shares of Preferred Stock pursuant to this Section 2(a)(ii) shall not be cumulative, and no right to dividends shall accrue to holders such Preferred Stock by reason of the fact that dividends on said shares are not declared or paid. Payment of any dividends to the holders of Preferred Stock pursuant to this Section 2(a)(ii) shall be on a pro rata, pari passu basis in proportion to the Dividend Rates for each series of Preferred Stock.

(b)    Additional Dividends. After the payment or setting aside for payment of the dividends described in Section 2(a), any additional dividends (other than dividends on Common Stock payable solely in Common Stock) set aside or paid in any fiscal year shall be set aside or paid among the holders of the Preferred Stock and Common Stock then outstanding in proportion to the greatest whole number of shares of Common Stock which would be held by each such holder if all shares of Preferred Stock were converted at the then-effective Conversion Rate (as defined in Section 4).

(c)    Non-Cash Distributions. Whenever a Distribution provided for in this Section 2 shall be payable in property other than cash, the value of such Distribution shall be deemed to be the fair market value of such property as determined in good faith by the Board of Directors.

(d)    Waiver of Dividends. Any dividend preference of the Series A Preferred Stock may be waived, in whole or in part, by the consent or vote of the holders of a majority of the outstanding shares of Series A Preferred Stock (voting as a separate class) and including Maveron Equity Partners V, L.P. and its affiliated funds holding shares of capital stock of the Corporation (“Maveron”). Any dividend preference of the Series B Preferred Stock or the Series B-1 Preferred Stock may be waived, in whole or in part, by the consent or vote of the holders of a majority of the outstanding shares of Series B Preferred Stock and Series B-1 Preferred Stock (voting together as a single and separate class on an as-converted basis) and including New Enterprise Associates 15, Limited Partnership and its affiliated funds holding shares of capital stock of the Corporation (“NEA”). Any dividend preference of the Series C Preferred Stock or the Series C-1 Preferred Stock may be waived, in whole or in part, by the consent or vote of the holders of a majority of the outstanding shares of Series C Preferred Stock and Series C-1 Preferred Stock (voting together as a single and separate class on an as-converted basis) and including both (i) NEA and (ii) Pivotal Alpha Limited and its affiliates holding shares of capital stock of the Corporation (“Pivotal”). Any dividend preference of the Series D Preferred Stock may be waived, in whole or in part, by the consent or vote of the holders of a majority of the outstanding shares of Series D Preferred Stock (voting as a separate class). Any dividend preference of the Series E Preferred Stock may be waived, in whole or in part, by the consent or vote of the holders of a majority of the outstanding shares of Series E Preferred Stock (voting together as a single and separate class on an as-converted basis) (the “Series E Majority”).

(e)    Sale of Assets; Material Dividends. Notwithstanding the foregoing, in the event that the Corporation declares, pays or sets aside a dividend (payable in cash or otherwise) using the proceeds paid to the Corporation from (i) a commercial transaction entered into by the Corporation or a subsidiary thereof (including, without limitation, a strategic partnering or development transaction, or an option to acquire the equity interests or a license to one or more intellectual property assets of an entity) or (ii) a sale, lease, exclusive license or other disposition of less than all of the assets or intellectual property rights of the Corporation and its subsidiaries in a transaction or series of related transactions (except where such sale, lease, exclusive license or other disposition is to a wholly-owned subsidiary of the Corporation), such amounts (a “Material Dividend”) shall be distributed in accordance with Sections 3(a) and 3(b) below and not this Section 2, and any subsequent amounts payable pursuant to such Sections 3(a) and 3(b) shall be calculated by taking into account the previous payment of all such Material Dividends as if such Material Dividends were paid as part of the applicable liquidation, dissolution or winding up of the Corporation for which such payments are being made.

3.    Liquidation Rights.

(a)    Liquidation Preference.

(i)    In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the Series E Preferred Stock shall be entitled to receive prior and in preference to any Distribution of any of the assets of the Corporation to the holders of the Series D Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series B-1 Preferred Stock, Series B Preferred Stock, Series A Preferred Stock or Common Stock by reason of their ownership of such stock, an amount per share for each share of Series E Preferred Stock held by them equal to the greater of (i) the sum of (1) the Original Issue Price specified for such share of Series E Preferred Stock, and (2) all declared but unpaid dividends (if any) on such share of Series E Preferred Stock, and (ii) such amount per share as would have been payable per such share of, Series E Preferred Stock had all shares of Series E Preferred Stock been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution or winding up of the Corporation. If upon the liquidation, dissolution or winding up of the Corporation, the assets of the Corporation legally available for distribution to the holders of the Series E Preferred Stock are insufficient to permit the payment to such holders of the full amounts specified in this Section 3(a)(i), then the entire assets of the Corporation legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Series E Preferred Stock in proportion to the full amounts they would otherwise be entitled to receive pursuant to this Section 3(a)(i).

(ii)    In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, and after payment of the amounts due to the holders of the Series E Preferred Stock pursuant to Section 3(a)(i), the holders of the Series D Preferred Stock, Series C Preferred Stock and Series C-1 Preferred Stock shall be entitled to receive, with equal priority among the holders of the Series D Preferred Stock, Series C Preferred Stock and Series C-1 Preferred Stock and prior and in preference to any Distribution of any of the assets of the Corporation to the holders of the Series B-1 Preferred Stock, Series B Preferred Stock, Series A Preferred Stock or Common Stock by reason of their ownership of such stock, an amount per share for each share of Series D Preferred Stock, Series C Preferred Stock and Series C-1 Preferred Stock held by them equal to the greater of (i) the sum of (1) the Original Issue Price specified for such share of Series D Preferred Stock, Series C Preferred Stock or Series C-1 Preferred Stock, as applicable, and (2) all declared but unpaid dividends (if any) on such share of Series D Preferred Stock, Series C Preferred Stock or Series C-1 Preferred Stock, as applicable, and (ii) such amount per share as would have been payable per such share of, Series D Preferred Stock, Series C Preferred Stock or Series C-1 Preferred Stock, as applicable, had all shares of Series D Preferred Stock, Series C Preferred Stock or Series C-1 Preferred Stock, as applicable, been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution or winding up of the Corporation. If upon the liquidation, dissolution or winding up of the Corporation, the assets of the Corporation legally available for distribution to the holders of the Series D Preferred Stock, Series C

Preferred Stock and Series C-1 Preferred Stock are insufficient to permit the payment to such holders of the full amounts specified in this Section 3(a)(ii), then the entire assets of the Corporation legally available for distribution shall be distributed with equal priority and pro rata among the holders of the, Series D Preferred Stock, Series C Preferred Stock and Series C-1 Preferred Stock in proportion to the full amounts they would otherwise be entitled to receive pursuant to this Section 3(a)(ii).

(iii)    In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, and after payment of the amounts due to the holders of the Series E Preferred Stock pursuant to Section 3(a)(i) and the Series D Preferred Stock, Series C Preferred Stock and Series C-1 Preferred Stock pursuant to Section 3(a)(ii), the holders of the Series B-1 Preferred Stock shall be entitled to receive, prior and in preference to any Distribution of any of the assets of the Corporation to the holders of the Series B Preferred Stock, Series A Preferred Stock or Common Stock by reason of their ownership of such stock, an amount per share for each share of Series B-1 Preferred Stock held by them equal to the greater of (i) the sum of (1) the Original Issue Price specified for such share of Series B-1 Preferred Stock and (2) all declared but unpaid dividends (if any) on such share of Series B-1 Preferred Stock, and (ii) such amount per share as would have been payable had all shares of Series B-1 Preferred Stock been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution or winding up of the Corporation. If upon the liquidation, dissolution or winding up of the Corporation, the remaining assets of the Corporation legally available for distribution to the holders of the Series B-1 Preferred Stock are insufficient to permit the payment to such holders of the full amounts specified in this Section 3(a)(iii), then the entire assets of the Corporation legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Series B-1 Preferred Stock in proportion to the full amounts they would otherwise be entitled to receive pursuant to this Section 3(a)(iii).

(iv)    In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, and after payment of the amounts due to the holders of the Series E Preferred Stock pursuant to Section 3(a)(i), the Series D Preferred Stock, Series C Preferred Stock and Series C-1 Preferred stock pursuant to Section 3(a)(ii) and the Series B-1 Preferred Stock pursuant to Section 3(a)(iii), the holders of the Series B Preferred Stock and Series A Preferred Stock shall be entitled to receive, with equal priority among the holders of the Series B Preferred Stock and Series A Preferred Stock and prior and in preference to any Distribution of any of the assets of the Corporation to the holders of the Common Stock by reason of their ownership of such stock, an amount per share for each share of Series B Preferred Stock and Series A Preferred Stock held by them equal to the greater of (i) the sum of (1) the Original Issue Price specified for such share of Series B Preferred Stock or Series A Preferred Stock, as applicable, and (2) all declared but unpaid dividends (if any) on such share of Series B Preferred Stock or Series A Preferred Stock, as applicable, and (ii) such amount per share as would have been payable per share of Series B Preferred Stock or Series A Preferred Stock, as applicable, had all shares of Series B Preferred Stock or Series A Preferred Stock, as applicable, been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution or winding up of the Corporation. If upon the liquidation, dissolution or winding up of the Corporation, the remaining assets of the Corporation legally available for distribution to the holders of the Series B Preferred Stock and Series A Preferred Stock are insufficient to permit the payment to such holders of the full amounts specified in this Section 3(a)(iv), then the entire assets of the Corporation legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Series B Preferred Stock and Series A Preferred Stock in proportion to the full amounts they would otherwise be entitled to receive pursuant to this Section 3(a)(iv).

(b)    Remaining Assets. After the payment or setting aside for payment to the holders of Preferred Stock of the full amounts specified in Section 3(a), the entire remaining assets of the Corporation legally available for distribution shall be distributed pro rata to holders of the Common Stock in proportion to the number of shares of Common Stock held by them.

(c)    Shares not Treated as Both Preferred Stock and Common Stock in any Distribution. Shares of Preferred Stock shall not be entitled to be converted into shares of Common Stock in order to participate in any Distribution, or series of Distributions, as shares of Common Stock, without first foregoing participation in the Distribution, or series of Distributions, as shares of Preferred Stock.

(d)    Reorganization. For purposes of this Section 3, a liquidation, dissolution or winding up of the Corporation shall be deemed to be occasioned by, or to include, (i) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions to which the Corporation is party (including, without limitation, any stock acquisition, reorganization, merger or consolidation but excluding any sale of stock pursuant to a bona fide equity financing) other than a transaction or series of transactions in which the shares of capital stock of the Corporation outstanding immediately prior to such transaction continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately after such transaction or series of related transactions, at least a majority of the total voting power with the same rights and in substantially the same relative proportions, of the capital stock of the surviving or resulting entity (or if the Corporation or such other surviving or resulting entity is a wholly-owned subsidiary immediately following such acquisition, its parent); (ii) a sale, lease, exclusive license or other disposition of all or substantially all of the assets or intellectual property rights of the Corporation and its subsidiaries taken as a whole by means of any transaction or series of related transactions, except where such sale, lease, exclusive license or other disposition is to a wholly-owned subsidiary of the Corporation; or (iii) any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary. The treatment of any transaction or series of related transactions as a liquidation, dissolution or winding up pursuant to clause (i) or (ii) of the preceding sentence may be waived by the consent or vote of the Requisite Preferred Holders; provided, however, that with respect to any transaction or series of related transactions in which the assets to be distributed by the Corporation to the holders of the Series A Preferred Stock would be less than the amounts otherwise payable to the holders of the Series A Preferred Stock pursuant to Section 3(a)(iv), the treatment of any such transaction or series of related transactions as a liquidation, dissolution or winding up pursuant to clause (i) or (ii) of the preceding sentence may only be waived with respect to the Series A Preferred Stock, by the consent or vote of the holders of a majority of the outstanding shares of Series A Preferred Stock (voting as a separate class) and including Maveron and, provided, further, that with respect to any transaction or series of related transactions in which the assets to be distributed by the Corporation to the holders of the Series E Preferred Stock would be less than the amounts otherwise payable to the holders of the Series E Preferred Stock pursuant to Section 3(a)(i), the treatment of any such transaction or series of related transactions as a liquidation, dissolution or winding up pursuant to clause (i) or (ii) of the preceding sentence may only be waived with respect to the Series E Preferred Stock, by the consent or vote of the Series E Majority.

(e)    Valuation of Non-Cash Consideration. If any assets of the Corporation distributed to stockholders in connection with any liquidation, dissolution, or winding up of the Corporation are other than cash, then the value of such assets shall be their fair market value as determined in good faith by the Board of Directors (including the consent of a majority of the Preferred Directors), except that any publicly-traded securities to be distributed to stockholders in a liquidation, dissolution, or winding up of the Corporation shall be valued as follows:

(i)    If the securities are then traded on a national securities exchange, then the value of the securities shall be deemed to be the average of the closing prices of the securities on such exchange over the ten (10) trading day period ending five (5) trading days prior to the Distribution;

(ii)    if the securities are actively traded over-the-counter, then the value of the securities shall be deemed to be the average of the closing bid prices of the securities over the ten (10) trading day period ending five (5) trading days prior to the Distribution.

In the event of a merger or other acquisition of the Corporation by another entity, the Distribution date shall be deemed to be the date such transaction closes.

(f)    Allocation of Escrow and Contingent Consideration. If, upon any liquidation, dissolution or winding up of the Corporation, any portion of the consideration payable to the stockholders of the Corporation is placed into escrow and/or is payable to the stockholders of the Corporation subject to contingencies, the definitive agreement governing such liquidation, dissolution or winding up of the Corporation will provide that (A) the portion of such consideration that is not placed in escrow and not subject to any contingencies (the “Initial Consideration”) will be allocated among the holders of capital stock of the Corporation in accordance with Section 3(a) and 3(b) as if the Initial Consideration were the only consideration payable in connection with such liquidation, dissolution or winding up of the Corporation and (B) any additional consideration that becomes payable to the stockholders of the Corporation upon release from escrow or satisfaction of contingencies will be allocated among the holders of capital stock of the Corporation in accordance with Sections 3(a) and 3(b) after taking into account the previous payment of the Initial Consideration as part of the same transaction.

4.    Conversion. The holders of the Preferred Stock shall have conversion rights as follows:

(a)    Right to Convert. Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for the Preferred Stock, into that number of fully-paid, nonassessable shares of Common Stock determined by dividing the Original Issue Price for the relevant series by the Conversion Price for such series. (The number of shares of Common Stock into which each share of Preferred Stock of a series may be converted is hereinafter referred to as the “Conversion Rate” for each such series.) Upon any decrease or increase in the Conversion Price for any series of Preferred Stock, as described in this Section 4, the Conversion Rate for such series shall be appropriately increased or decreased.

(b)    Automatic Conversion.

(i)    Each share of Preferred Stock shall automatically be converted into fully-paid, non-assessable shares of Common Stock at the then effective Conversion Rate for such share immediately prior to the closing of a firm commitment underwritten initial public offering pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”), that results in the Corporation’s Common Stock being traded or listed on the New York Stock Exchange or the Nasdaq Stock Market, provided that (i) the aggregate gross proceeds to the Corporation are not less than $75,000,000 (before deduction of underwriters commissions and expenses) and (ii) the price per share for the Corporation’s Common Stock is at least 1.29 times the Series E Original Issue Price, as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalization or the like occurring after the Effective Time (a “Qualified IPO”).

(ii)    Each share of the Series A Preferred shall automatically be converted into fully-paid, non-assessable shares of Common Stock at the then effective Conversion Rate for such share, upon the date and time, or the occurrence of an event, specified by the vote or written consent of the holders of a majority of the outstanding shares of Series A Preferred Stock (voting as a separate class) and including Maveron.

(iii)    Each share of the Series B Preferred and Series B-1 Preferred shall automatically be converted into fully-paid, non-assessable shares of Common Stock at the then effective Conversion Rate for such share, upon the date and time, or the occurrence of an event, specified by the vote or written consent of the holders of a majority of the outstanding shares of Series B Preferred Stock and Series B-1 Preferred Stock (voting together as a single and separate class on an as-converted basis) and including NEA.

(iv)    Each share of the Series C Preferred Stock and Series C-1 Preferred Stock shall automatically be converted into fully-paid, non-assessable shares of Common Stock at the then effective Conversion Rate for such share, upon the date and time, or the occurrence of an event, specified by the vote or written consent of the holders of a majority of the outstanding shares of Series C Preferred Stock and Series C-1 Preferred Stock (voting together as a single and separate class on an as-converted basis) and including both (i) NEA and (ii) Pivotal.

(v)    Each share of the Series D Preferred shall automatically be converted into fully-paid, non-assessable shares of Common Stock at the then effective Conversion Rate for such share, upon the date and time, or the occurrence of an event, specified by the vote or written consent of the holders of a majority of the outstanding shares of Series D Preferred Stock (voting as a separate class).

(vi)    Each share of the Series E Preferred Stock shall automatically be converted into fully-paid, non-assessable shares of Common Stock at the then effective Conversion Rate for such share, upon the date and time, or the occurrence of an event, specified by the vote or written consent of the Series E Majority.

(vii)    Each of the events referred to in subsections (i), (ii), (iii), (iv) and (v) of this Section 4(b) are referred to herein as an “Automatic Conversion Event”.

(c)    Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair market value of a share of Common Stock as determined by the Board of Directors. For such purpose, all shares of Preferred Stock held by each holder of Preferred Stock shall be aggregated, and any resulting fractional share of Common Stock shall be paid in cash. Before any holder of Preferred Stock shall be entitled to convert the same into full shares of Common Stock, and to receive certificates therefor, the holder shall either (A) surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Stock or (B) notify the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and execute an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates, and shall give written notice to the Corporation at such office that the holder elects to convert the same; provided, however, that on the date of an Automatic Conversion Event, the outstanding shares of Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided further, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such Automatic Conversion Event unless either the certificates evidencing such shares of Preferred Stock are delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the persons entitled to receive the Common Stock upon conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities. On the date of the occurrence of an Automatic Conversion Event, each holder of record of shares of Preferred Stock shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, notwithstanding that the certificates representing such shares of Preferred Stock shall not have been surrendered at the office of the Corporation, that notice from the Corporation shall not have been received by any holder of record of shares of Preferred Stock, or that the certificates evidencing such shares of Common Stock shall not then be actually delivered to such holder.

(d)    Adjustments to Conversion Price for Diluting Issues.

(i)    Special Definition. For purposes of this paragraph 4(d), “Additional Shares of Common” shall mean all shares of Common Stock issued (or, pursuant to paragraph 4(d)(iii), deemed to be issued) by the Corporation after the Effective Time, other than issuances or deemed issuances of:

(1)    shares of Common Stock issued or issuable upon the conversion of the Preferred Stock;

(2)    shares of Common Stock and options, warrants or other rights to purchase Common Stock issued or issuable to employees, officers or directors of, or consultants or advisors to the Corporation or any subsidiary pursuant to stock grants, restricted stock purchase agreements, option plans, purchase plans, incentive programs or similar arrangements approved by the Board of Directors, including the approval of a majority of the Preferred Directors;

(3)    shares of Common Stock issued or issuable upon the exercise or conversion of Options or Convertible Securities outstanding immediately prior to the Effective Time;

(4)    shares of Common Stock issued or issuable as a dividend or distribution on all shares of Preferred Stock on a pro rata as-converted basis or pursuant to any event for which adjustment is made pursuant to paragraph 4(e), 4(f) or 4(g) hereof;

(5)    shares of Common Stock issued or issuable in a Qualified IPO or in a registered public offering under the Securities Act in connection with which all outstanding shares of Preferred Stock are automatically converted into Common Stock;

(6)    shares of Common Stock issued or issuable as consideration for the acquisition of another corporation by the Corporation by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided, that such issuances are approved by the Board of Directors, including the approval of a majority of the Preferred Directors;

(7)    shares of Common Stock and warrants or other rights to purchase Common Stock issued or issuable to banks, equipment lessors, real property lessors, financial institutions or other persons engaged in the business of making loans pursuant to a debt financing, commercial leasing or real property leasing transaction, as consideration with respect to such transaction, approved by the Board of Directors, including the approval of a majority of the Preferred Directors;

(8)    shares of Common Stock issued or issuable as consideration for any settlement of any action, suit, proceeding or litigation approved by the Board of Directors, including the approval of a majority of the Preferred Directors;

(9)    shares of Common Stock and warrants or other rights to purchase Common Stock issued or issuable as consideration for sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships approved by the Board of Directors, including the approval of a majority of the Preferred Directors; and

(10)    shares of Common Stock and warrants or other rights to purchase Common Stock issued or issuable to suppliers or third party service providers as consideration for the provision of goods or services pursuant to transactions approved by the Board of Directors, including the approval of a majority of the Preferred Directors.

(ii)    No Adjustment of Conversion Price. No adjustment in the Conversion Price of a particular series of Preferred Stock shall be made in respect of the issuance of Additional Shares of Common unless the consideration per share (as determined pursuant to paragraph 4(d)(v)) for an Additional Share of Common issued or deemed to be issued by the Corporation is less than the Conversion Price of Series E Preferred Stock as in effect on the date of, and immediately prior to, such issue.

(iii)    Deemed Issue of Additional Shares of Common. In the event the Corporation at any time or from time to time after the Effective Time shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities, the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options and the conversion or exchange of the underlying securities, shall be deemed to have been issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which shares are deemed to be issued:

(1)    no further adjustment in the Conversion Price of any series of Preferred Stock shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock in connection with the exercise of such Options or conversion or exchange of such Convertible Securities;

(2)    if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any change in the consideration payable to the Corporation or in the number of shares of Common Stock issuable upon the exercise, conversion or exchange thereof (other than a change pursuant to the anti-dilution provisions of such Options or Convertible Securities such as this Section 4(d) or pursuant to Recapitalization provisions of such Options or Convertible Securities such as Sections 4(e), 4(f) and 4(g) hereof), the Conversion Price of each series of Preferred Stock and any subsequent adjustments based thereon shall be recomputed to reflect such change as if such change had been in effect as of the original issue thereof (or upon the occurrence of the record date with respect thereto);

(3)    no readjustment pursuant to clause (2) above shall have the effect of increasing the Conversion Price of a series of Preferred Stock to an amount above the Conversion Price that would have resulted from any other issuances of Additional Shares of Common and any other adjustments provided for herein between the original adjustment date and such readjustment date;

(4)    upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price of each Series of Preferred Stock computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon shall, upon such expiration, be recomputed as if:

(a)    in the case of Convertible Securities or Options for Common Stock, the only Additional Shares of Common issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of such exercised Options plus the consideration actually received by the Corporation upon such exercise or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and

(b)    in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common deemed to have been then issued was the consideration actually received by the Corporation for the issue of such exercised Options, plus the consideration deemed to have been received by the Corporation (determined pursuant to Section 4(d)(v)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised; and

(5)    if such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to this paragraph 4(d)(iii) as of the actual date of their issuance.

(iv)    Adjustment of Conversion Price Upon Issuance of Additional Shares of Common.

(1)    In the event this Corporation shall issue Additional Shares of Common (including Additional Shares of Common deemed to be issued pursuant to paragraph 4(d)(iii)) without consideration or for a consideration per share less than the Conversion Price of the Series E Preferred Stock in effect on the date of and immediately prior to such issue, then, the Conversion Price of each series of Preferred Stock shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common so issued would purchase at such Conversion Price, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common so issued.

(2)    Notwithstanding the foregoing, in no instance shall any Conversion Price be reduced if at such time the amount of such reduction would be less than $0.01, but any such amount shall be carried forward, and a reduction will be made with respect to such amount at the time of, and together with, any subsequent reduction which, together with such amount and any other amounts so carried forward, equal $0.01 or more in the aggregate. For the purposes of this Subsection 4(c)(iv), all shares of Common Stock issuable upon conversion of all outstanding shares of Preferred Stock and the exercise and/or conversion of any other outstanding Convertible Securities and all outstanding Options shall be deemed to be outstanding.

(v)    Determination of Consideration. For purposes of this subsection 4(d), the consideration received by the Corporation for the issue (or deemed issue) of any Additional Shares of Common shall be computed as follows:

(1)    Cash and Property. Such consideration shall:

(a)    insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with such issuance;

(b)    insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

(c)    in the event Additional Shares of Common are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (a) and (b) above, as reasonably determined in good faith by the Board of Directors.

(2)    Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common deemed to have been issued pursuant to paragraph 4(c)(iii) shall be determined by dividing:

(x)    the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

(y)    the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(e)    Adjustments for Subdivisions or Combinations of Common Stock. In the event the outstanding shares of Common Stock shall be subdivided (by stock split, by payment of a stock dividend or otherwise), into a greater number of shares of Common Stock, the Conversion Price of each series of Preferred Stock in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Common Stock shall be combined (by reclassification or otherwise) into a lesser number of shares of Common Stock, the Conversion Prices in effect immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately increased.

(f)    Adjustments for Subdivisions or Combinations of Preferred Stock. In the event the outstanding shares of Preferred Stock or a series of Preferred Stock shall be subdivided (by stock split, by payment of a stock dividend or otherwise), into a greater number of shares of Preferred Stock, the Dividend Rate, and Original Issue Price of the affected series of Preferred Stock in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Preferred Stock or a series of Preferred Stock shall be combined (by reclassification or otherwise) into a lesser number of shares of Preferred Stock, the Dividend Rate and Original Issue Price of the affected series of Preferred Stock in effect immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately increased.

(g)    Adjustments for Reclassification, Exchange and Substitution. Subject to Section 3, if the Common Stock issuable upon conversion of the Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), then, in any such event, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive each holder of such Preferred Stock shall have the right thereafter to convert such shares of Preferred Stock into a number of shares of such other class or classes of stock which a holder of the number of shares of Common Stock deliverable upon conversion of such series of Preferred Stock immediately before that change would have been entitled to receive in such reorganization or reclassification, all subject to further adjustment as provided herein with respect to such other shares.

(h)    Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Preferred Stock.

(i)    Waiver of Adjustment of Conversion Price. Notwithstanding anything herein to the contrary, any downward adjustment of the Conversion Price of the Series A Preferred Stock may be waived by the consent or vote of the holders of a majority of the outstanding shares of Series A Preferred Stock (voting as a separate class) and including Maveron. Any downward adjustment of the Conversion Price of the Series B Preferred Stock or the Series B-1 Preferred Stock may be waived, in whole or in part, by the consent or vote of the holders of a majority of the outstanding shares of Series B Preferred Stock and Series B-1 Preferred Stock (voting together as a single and separate class on an as-converted basis) and including NEA. Any downward adjustment of the Conversion Price of the Series C Preferred Stock or the Series C-1 Preferred Stock may be waived, in whole or in part, by the consent or vote of the holders of a majority of the outstanding shares of Series C Preferred Stock and Series C-1 Preferred Stock (voting together as a single and separate class on an as-converted basis) and including both (i) NEA and (ii) Pivotal. Any downward adjustment of the Conversion Price of the Series D Preferred Stock may be waived by the consent or vote of the holders of a majority of the outstanding shares of Series D Preferred Stock (voting as a separate class). Any downward adjustment of the Conversion Price of the Series E Preferred Stock may be waived, in whole or in part, by the consent or vote of the Series E Majority.

(j)    Notices of Record Date. In the event that this Corporation shall propose at any time:

(i)    to declare any Distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

(ii)    to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

(iii)    to voluntarily liquidate or dissolve or to enter into any transaction deemed to be a liquidation, dissolution or winding up of the corporation pursuant to Section 3(d);

then, in connection with each such event, this Corporation shall send to the holders of the Preferred Stock prior written notice of the date on which a record shall be taken for such Distribution (and specifying the date on which the holders of Common Stock shall be entitled thereto and, if applicable, the amount and character of such Distribution) or for determining rights to vote in respect of the matters referred to in (ii) and (iii) above.

Such written notice shall be given by first class mail (or express courier), postage prepaid, addressed to the holders of Preferred Stock at the address for each such holder as shown on the books of the Corporation and shall be deemed given on the date such notice is mailed.

The notice provisions set forth in this section may be shortened or waived prospectively or retrospectively by the consent or vote of the Requisite Preferred Holders, which shall include each of (i) Maveron, (ii) NEA, (iii) Pivotal, (iv) Gilde and (v) Longitude.

(k)    Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

5.    Voting.

(a)    Restricted Class Voting. Except as otherwise expressly provided herein or as required by law, the holders of Preferred Stock and the holders of Common Stock shall vote together and not as separate classes.

(b)    No Series Voting. Other than as provided herein or required by law, there shall be no series voting.

(c)    Preferred Stock. Each holder of Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which the shares of Preferred Stock held by such holder could be converted as of the record date. Except as otherwise expressly provided herein or as required by law, the holders of shares of the Preferred Stock shall be entitled to vote on all matters on which the Common Stock shall be entitled to vote. Holders of Preferred Stock shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation.

(d)    Election of Directors. The Board of Directors shall consist of ten members. So long as at least 85,526 shares (as adjusted for Recapitalizations occurring after the Effective Time) of Series A Preferred Stock remain outstanding, the holders of Series A Preferred Stock, voting as a separate class, shall be entitled to elect one member of the Corporation’s Board of Directors (the “Series A Preferred Director”) at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors. So long as at least 169,317 shares (as adjusted for Recapitalizations occurring after the Effective Time) of Series B-1 Preferred Stock remain outstanding, the holders of Series B-1 Preferred Stock, voting as a separate class, shall be entitled to elect two members of the Corporation’s Board of Directors (the “Series B-1 Preferred Directors”). So long as at least 266,072 shares (as adjusted for Recapitalizations occurring after the Effective Time) of Series C Preferred Stock remain outstanding, the holders of Series C Preferred Stock, voting as a separate class, shall be entitled to elect one member of the Corporation’s Board of Directors (the “Series C Director”) at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors. So long as at least 1,666,666 shares (as adjusted for Recapitalizations occurring after the Effective Time) of Series E Preferred Stock remain outstanding, the holders of Series E Preferred Stock, voting as a separate class, shall be entitled to elect two members of the Corporation’s Board of Directors (the “Series E Director”, and together with the Series A Preferred Director, Series B-1 Preferred Directors and Series C Director, the “Preferred Directors”) at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors. The holders of Common Stock, voting as a separate class, shall be entitled to elect two members of the Corporation’s Board of Directors at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors. The holders of Common Stock and Preferred Stock, voting together as a single class on an as-converted basis, shall be entitled to elect two members of the Corporation’s Board of Directors at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors.

(e)    Common Stock. Each holder of shares of Common Stock shall be entitled to one vote for each share thereof held.

(f)    Adjustment in Authorized Common Stock. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares of Common Stock then outstanding) by an affirmative vote of the holders of a majority of the stock of the Corporation.

6.    Amendments and Changes. As long as at least 5,666,666 shares of the Preferred Stock shall be issued and outstanding (subject to adjustment for Recapitalizations occurring after the Effective Time), the Corporation shall not (by amendment, reclassification, merger or otherwise), without first obtaining the approval (by vote or written consent as provided by law) of the Requisite Preferred Holders (in addition to any other vote required by law or this Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation), and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(a)    amend, alter or repeal any provision of this Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation;

(b)    amend, alter or repeal any of the rights, preferences, privileges or powers of, or restrictions provided for the benefit of the Preferred Stock or any series thereof;

(c)    increase or decrease (other than for decreases resulting from conversion of the Preferred Stock) the authorized number of shares of Common Stock or Preferred Stock, or any series thereof;

(d)    authorize, create or issue any new class or series of stock or any other equity security (including any securities convertible into or exercisable for any equity securities) having rights, preferences or privileges with respect to dividends, redemption or payments upon liquidation senior to or on parity with any series of Preferred Stock;

(e)    authorize any reclassification or Recapitalization of the outstanding capital stock of the Corporation;

(f)    enter into any transaction or series of related transactions deemed to be a liquidation, dissolution or winding up of the Corporation pursuant to Section 3(d);

(g)    authorize a merger, acquisition or sale of all or substantially all of the assets of the Corporation or any of its subsidiaries (other than a merger exclusively to effect a change of domicile of the Corporation);

(h)    authorize or enter into any agreement by the Corporation or its stockholders regarding the exclusive license of intellectual property of the Corporation;

(i)    voluntarily liquidate or dissolve;

(j)    declare or pay any Distribution with respect to the Preferred Stock or Common Stock of the Corporation;

(k)    enter into any borrowing, loan, guarantee or other debt arrangement involving commitments by the Corporation in excess of $1,000,000 (individually, or in aggregate with all other indebtedness of the Corporation and its subsidiaries), unless approved by the Board of Directors (including the approval of a majority of the Preferred Directors);

(l)    guarantee any indebtedness for borrowed money except for trade accounts of the Corporation or its subsidiaries arising in the ordinary course of business or unless approved by the Board of Directors (including the approval of a majority of the Preferred Directors);

(m)    enter into any loan transaction, lease, contract or other transaction with any director, officer, founder, employee or other affiliate of the Corporation, unless approved by the Board of Directors (including the approval of a majority of the Preferred Directors and a disinterested majority of directors);

(n)    increase or decrease the size of the Board of Directors;

(o)    redeem or repurchase any share of Preferred Stock or Common Stock (other than pursuant to employee or consultant agreements approved by the Board of the Directors giving the Corporation the right to repurchase shares upon the termination of services at the price originally paid);

(p)    authorize or create any non-wholly-owned subsidiaries;

(q)    cause the Corporation or any officer of the Corporation to, or permit any of its direct or indirect majority-owned subsidiaries to create, issue, sell or sponsor any cryptocurrency, decentralized application tokens, protocol tokens, blockchain-based assets or other cryptofinance coins, tokens or similar digital assets;

(r)    authorize or effect the acquisition in any manner, directly or indirectly, of the capital stock or a substantial portion of the assets of any entity by the Corporation if such transaction involves commitments by the Corporation in excess of $1,000,000;

(s)    change or exit the principal business of the Corporation or enter material new lines of business;

(t)    create any new stock option or stock incentive plan, or increase the number of shares reserved for issuance under any of the Corporation’s equity incentive plans, unless approved by the Board of Directors (including the approval of a majority of the Preferred Directors);

(u)    enter into or be a party to any transaction with any director, officer or 5% stockholder of the Corporation or any “associate” (as defined in Rule 12b-2 promulgated under the Exchange Act) of any such person (other than (i) standard employment agreements and employee benefits generally made available to all employees, (ii) standard director and officer indemnification agreements, (iii) the purchase of shares of the Corporation’s capital stock and the issuance of options to purchase shares of the Corporation’s Common Stock and (iv) with respect to any director or officer, ordinary course expense reimbursement not to exceed $60,000 per year pursuant to the Company’s expense reimbursement policy) except to the extent approved by the Board of Directors (including the approval of the Requisite Directors);

(v)    permit any subsidiary to take any of the prohibited actions referenced in clauses (a)-(u) above; or

(w)    amend this Section 6.

7.    Series A Protective Provisions. So long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not (by amendment, merger, consolidation or otherwise) without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the outstanding shares of Series A Preferred Stock (voting as a separate class) and including Maveron, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(a)    amend this Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation, or take any other action that alters or changes the rights, preferences or privileges of the Series A Preferred Stock, so as to (i) affect adversely any rights, preferences or privileges expressly and uniquely granted to such series or (ii) affect adversely the shares of such series in a manner disproportionate to the impact on the other series of Preferred Stock; provided, however, the Series A Preferred Stock shall not be affected disproportionately solely because of the proportional effect any such action has as a result of the previously different respective issue price, liquidation preference and redemption price of such series of Preferred Stock vis-a-vis other series of Preferred Stock; or

(b)    increase or decrease (other than by conversion) the total number of authorized shares of Series A Preferred Stock.

8.    Series B and B-1 Protective Provisions. So long as any shares of Series B Preferred Stock or Series B-1 Preferred Stock are outstanding, the Corporation shall not (by amendment, merger, consolidation or otherwise) without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the outstanding shares of Series B Preferred Stock and Series B-1 Preferred Stock (voting together as a single and separate class and on an as-converted basis) and including NEA, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(a)    amend this Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation, or take any other action that alters or changes the rights, preferences or privileges of the Series B Preferred Stock or the Series B-1 Preferred Stock, so as to (i) affect adversely any rights, preferences or privileges expressly and uniquely granted to such series or (ii) affect adversely the shares of such series in a manner disproportionate to the impact on the other series of Preferred Stock; provided, however, the Series B Preferred Stock or the Series B-1 Preferred Stock shall not be affected disproportionately solely because of the proportional effect any such action has as a result of the previously different respective issue price, liquidation preference and redemption price of such series of Preferred Stock vis-a-vis other series of Preferred Stock; or

(b)    increase or decrease (other than by conversion) the total number of authorized shares of Series B Preferred Stock or Series B-1 Preferred Stock.

9.    Series C Protective Provisions. So long as any shares of Series C Preferred Stock are outstanding, the Corporation shall not (by amendment, merger, consolidation or otherwise) without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the outstanding shares of Series C Preferred Stock (voting as a separate class) and including Pivotal, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(a)    amend this Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation, or take any other action that alters or changes the rights, preferences or privileges of the Series C Preferred Stock, so as to (i) affect adversely any rights, preferences or privileges expressly and uniquely granted to such series or (ii) affect adversely the shares of such series in a manner disproportionate to the impact on the other series of Preferred Stock; provided, however, the Series C Preferred Stock shall not be affected disproportionately solely because of the proportional effect any such action has as a result of the previously different respective issue price, liquidation preference and redemption price of such series of Preferred Stock vis-a-vis other series of Preferred Stock; or

(b)    increase or decrease (other than by conversion) the total number of authorized shares of Series C Preferred Stock.

10.     Series C-1 Protective Provisions. So long as any shares of Series C-1 Preferred Stock are outstanding, the Corporation shall not (by amendment, merger, consolidation or otherwise) without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the outstanding shares of Series C-1 Preferred Stock (voting as a separate class) and including NEA, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(a)    amend this Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation, or take any other action that alters or changes the rights, preferences or privileges of the Series C-1 Preferred Stock, so as to (i) affect adversely any rights, preferences or privileges expressly and uniquely granted to such series or (ii) affect adversely the shares of such series in a manner disproportionate to the impact on the other series of Preferred Stock; provided, however, the Series C-1 Preferred Stock shall not be affected disproportionately solely because of the proportional effect any such action has as a result of the previously different respective issue price, liquidation preference and redemption price of such series of Preferred Stock vis-a-vis other series of Preferred Stock; or

(b)    increase or decrease (other than by conversion) the total number of authorized shares of Series C-1 Preferred Stock.

11.    Series D Protective Provisions. So long as any shares of Series D Preferred Stock are outstanding, the Corporation shall not (by amendment, merger, consolidation or otherwise) without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the outstanding shares of Series D Preferred Stock (voting as a separate class), and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(a)    amend this Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation, or take any other action that alters or changes the rights, preferences or privileges of the Series D Preferred Stock, so as to (i) affect adversely any rights, preferences or privileges expressly and uniquely granted to such series or (ii) affect adversely the shares of such series in a manner disproportionate to the impact on the other series of Preferred Stock; provided, however, the Series D Preferred Stock shall not be affected disproportionately solely because of the proportional effect any such action has as a result of the previously different respective issue price, liquidation preference and redemption price of such series of Preferred Stock vis-a-vis other series of Preferred Stock; or

(b)    increase or decrease (other than by conversion) the total number of authorized shares of Series D Preferred Stock.

12.    Series E Protective Provisions. So long as any shares of Series E Preferred Stock are outstanding, the Corporation shall not (by amendment, merger, consolidation or otherwise) without first obtaining the approval (by vote or written consent, as provided by law) of the Series E Majority, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(a)    Amend, alter or repeal this Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation, or take any other action that alters or changes the rights, preferences or privileges of the Series E Preferred Stock, so as to (i) affect adversely any rights, preferences or privileges expressly and uniquely granted to such series or (ii) affect adversely the shares of such series in a manner disproportionate to the impact on the other series of Preferred Stock; provided, however, the Series E Preferred Stock shall not be affected disproportionately solely because of the proportional effect any such action has as a result of the previously different respective issue price, liquidation preference and redemption price of such series of Preferred Stock vis-a-vis other series of Preferred Stock;

(b)    increase or decrease (other than by conversion) the total number of authorized shares of Series E Preferred Stock; or

(c)    reclassify, alter or amend (other than by conversion) any existing security that is junior to the Series E Preferred Stock if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Series E Preferred Stock.

13.    Notices. Any notice required by the provisions of this ARTICLE VI to be given to the holders of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at such holder’s address appearing on the books of the Corporation.

ARTICLE VII

The Corporation is to have perpetual existence.

ARTICLE VIII

Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

ARTICLE IX

Unless otherwise set forth herein, the number of directors that constitute the Board of Directors of the Corporation shall be fixed by, or in the manner provided in, the Bylaws of the Corporation.

ARTICLE X

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation.

ARTICLE XI

1.    To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Neither any amendment nor repeal of this Section 1, nor the adoption of any provision of this Corporation’s Certificate of Incorporation inconsistent with this Section 1, shall eliminate or reduce the effect of this Section 1, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Section 1, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

2.    The Corporation shall have the power to indemnify, to the extent permitted by the Delaware General Corporation Law, as it presently exists or may hereafter be amended from time to time, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding. A right to indemnification or to advancement of expenses arising under a provision of this Amended And Restated Certificate of Incorporation or a bylaw of the Corporation shall not be eliminated or impaired by an amendment to this Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

ARTICLE XII

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

ARTICLE XIII

If a director of this Corporation is also a partner, member, agent, affiliate or employee of a stockholder (an “Investor”), and in his or her capacity as an Investor, and not as a director or employee of this Corporation, acquires knowledge of a potential transaction or matter that may be a corporate opportunity both for the Investor and this Corporation (a “Corporate Opportunity”), then: (i) such Corporate Opportunity shall belong to the Investor and not to this Corporation; (ii) this Corporation, to the extent allowed by law, waives any claim that the Investor should have presented the Corporate Opportunity to this Corporation or any of its affiliates; and (iii) such director shall, to the extent permitted by law, have no fiduciary or other duty or obligation to this Corporation and its stockholders with respect to such Corporate Opportunity, provided, such director acts in good faith.